UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2012

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	001-34691 (Commission File Number)	55-0886410 (I.R.S. Employer Identification No.)

200 Clarendon Street, Floor 25 Boston, MA (Address of principal executive offices)	02116 (Zip code)

 (617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.               Other Events.

On March 2, 2012, Atlantic Power Corporation (the “Company”) updated its calculation of cash available for distribution and payout ratio for the year ended December 31, 2011, as follows:

Year ended
(unaudited)	December 31,
(in thousands of U.S. dollars, except as otherwise stated)	2011
Cash flows from operating activities	$55,935
Project-level debt repayments	(21,589)
Interest on IPS portion of subordinated notes (1)	—
Purchases of property, plant and equipment (2)	(2,035)
Transaction costs(3)	33,402
Realized foreign currency losses on hedges associated with the Partnership transaction(4)	16,492
Preferred share dividends(5)	(3,247)
Cash Available for Distribution	78,958

Interest on subordinated notes	—
Dividends on common shares	86,357
Total dividends declared to shareholders	$86,357

Payout ratio	109%

Expressed in Cdn$
Cash Available for Distribution	78,149

Total dividends declared to shareholders	85,437

(1)     Prior to the common share conversion in November 2009, a portion of our monthly distribution to IPS holders was paid in the form of interest on the subordinated notes comprising a part of the IPSs. Subsequent to the conversion, the entire monthly cash distribution is paid in the form of a dividend on our common shares.

(2)     Excludes construction-in-progress costs related to our Piedmont biomass project.

(3)     Represents costs incurred associated with our acquisition of Capital Power Income L.P. in November 2011.

(4)     Represents realized foreign currency losses associated with foreign exchange forwards entered into in order to hedge a portion of the foreign currency exchange risks associated with the closing of the Capital Power Income L.P. acquisition.

(5)     Represents the quarterly preferred share dividend declared and paid in December 2011.

The calculation of cash available for distribution for the year ended December 31, 2011 previously included under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and in the Company’s earnings release for the three and twelve months ended December 31, 2011 (furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 29, 2012) excluded the effect of preferred share dividends of a subsidiary company acquired in November 2011 in connection with the Company’s acquisition of Capital Power Income L.P.

The updated calculation has no effect on the Company’s previously reported GAAP results for the year ended December 31, 2011 and has no effect on the Company’s previously given guidance for 2012 (which includes the effect of the preferred share dividends).

The Company believes Cash Available for Distribution is a relevant supplemental measure of its ability to pay dividends to its shareholders.  However, investors are cautioned that Cash Available for Distribution is not a measure recognized under GAAP, does not have a standardized meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other issuers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: March 2, 2012	By:	/s/ Barry E. Welch
		Name:	Barry E. Welch
		Title:	President and Chief Executive Officer